Exhibit 24.1

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UMB FINANCIAL CORPORATION

By /s/ J. Mariner Kemper
Date February 27, 2025	J. Mariner Kemper Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Mariner Kemper and Ram Shankar his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to file this report the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature and Name	Capacity	Date

/s/ Robin C. Beery	Director	1/28/2025
Robin C. Beery

/s/ Janine A. Davidson	Director	1/28/2025
Janine A. Davidson

/s/ Kevin C. Gallagher	Director	1/28/2025
Kevin C. Gallagher

Signature and Name	Capacity	Date
/s/ Greg M. Graves	Director	1/28/2025
Greg M. Graves

/s/ J. Mariner Kemper	Director, Chief Executive Officer	1/28/2025
J. Mariner Kemper	Chairman of the Board

/s/ Gordon E. Lansford III	Director	1/28/2025
Gordon E. Lansford III

/s/ Timothy R. Murphy	Director	1/28/2025
Timothy R. Murphy

/s/ Tamara M. Peterman	Director	1/28/2025
Tamara M. Peterman

/s/ Kris A. Robbins	Director	1/28/2025
Kris A. Robbins

/s/ Ram Shankar	Chief Financial Officer	1/28/2025
Ram Shankar

/s/ L. Joshua Sosland	Director	1/28/2025
L. Joshua Sosland

/s/ Leroy J. Williams	Director	1/28/2025
Leroy J. Williams

Director
Bradley J. Henderson

Director
Jennifer K. Hopkins

Director
Margaret Lazo

Director
Susan G. Murphy

Director
John K. Schmidt